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Filed pursuant to Rule 424(b)(5)
SEC File No. 333-197881

        PROSPECTUS SUPPLEMENT
(to prospectus dated August 14, 2014)

$75,000,000
6.000% Fixed-to-Floating Rate Subordinated Notes due September 15, 2029

        Brookline Bancorp, Inc. is offering to sell up to $75,000,000 aggregate principal amount of 6.000% Fixed-to-Floating Rate Subordinated Notes due September 15, 2029, referred to as the notes.

        From and including the original issuance date to but excluding September 15, 2024, the notes will bear interest at a rate per annum equal to 6.000% and we will pay accrued interest semi-annually on each March 15 and September 15, beginning on March 15, 2015. From and including September 15, 2024, the notes will bear interest at an annual floating rate equal to three-month LIBOR plus 3.315% and we will pay accrued interest quarterly in arrears on March 15, June 15, September 15 and December 15, except in each case if such day is not a business day as described under "Description of the Notes—Interest Rate and Interest Payment Dates." The notes will be issued only in denominations of $1,000 and integral multiples of $1,000. We may redeem the notes in whole or in part on September 15, 2024 or any scheduled interest payment date thereafter and upon the occurrence of certain special events. See "Description of the Notes—Redemption and Redemption Upon Special Events."

        The notes will be unsecured obligations of ours and will be subordinated in right of payment to all our existing and future senior indebtedness, whether secured or unsecured. Because Brookline Bancorp, Inc. is a holding company, our cash flows, and, consequently, our ability to pay and discharge our obligations, including the principal of, and premium, if any, and interest on, our debt securities, is dependent on dividends, distributions and other payments made to us by our subsidiaries and funds we obtain from our corporate borrowings or sales of our securities. Our right to receive any payments or distribution of assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of our debt securities to participate in the proceeds of those payments or assets, are effectively subordinated to the claims of our subsidiaries' creditors, including depositors of our bank subsidiaries.

        Investing in the notes involves certain risks. You should consider the information under the heading "Risk Factors" beginning on page S-11 of this prospectus supplement and the information under the heading "Risk Factors" beginning on page 4 of the accompanying base prospectus before investing in the notes.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

        The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Per Note	Total

Public offering price(1)	100.00%	$75,000,000

Underwriting discount	1.125%	$843,750

Proceeds, before offering expenses, to Brookline Bancorp, Inc.	98.875%	$74,156,250

(1)
Plus accrued interest, if any, from the original issue date.

        The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants against payment therefor in immediately available funds on or about September 16, 2014.

Joint Book-Running Managers
STERNE AGEE	SANDLER O'NEILL + PARTNERS, L.P.
Co-Manager
US BANCORP

Prospectus Supplement dated September 11, 2014

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the base prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying base prospectus, together with additional information described under the heading "Information Incorporated by Reference" in the accompanying base prospectus.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying base prospectus, you should rely on the information set forth in this prospectus supplement. If the description of the offering varies between any free writing prospectus we have authorized for use in connection with this offering and this prospectus supplement, you should rely on the information in such free writing prospectus.

        We and the underwriters are offering to sell the notes only in places where sales are permitted. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents in which such information is contained, regardless of the time of delivery of this prospectus supplement or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying base prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        As used in this prospectus supplement, the terms "Brookline Bancorp," the "Company," "we," "our," and "us" refer to Brookline Bancorp, Inc. and our consolidated subsidiaries, unless the context indicates otherwise, and the "Banks" refers to Brookline Bank, First Ipswich Bank and Bank Rhode Island. This prospectus includes our trademarks and other trade names identified herein. All other trademarks and trade names appearing in this prospectus supplement are the property of their respective holders.

S-ii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus supplement, the accompanying base prospectus and information incorporated by reference into the accompanying base prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words "may," "will," "should," "could," "would," "plan," "potential, " "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. These statements include, among others, statements regarding our intent, belief or expectations with respect to economic conditions, trends affecting our financial condition or results of operations, and our exposure to market, liquidity, interest-rate and credit risk. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond our control.

        Forward-looking statements are based on the current assumptions underlying the statements and other information with respect to the beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions of management and the financial condition, results of operations, future performance and business are only expectations of future results. Although we believe that the expectations reflected in our forward-looking statements are reasonable, our actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors:

  •
  adverse conditions in the capital and debt markets;

  •
  changes in interest rates;

  •
  competitive pressures from other financial institutions;

  •
  the strength of the United States economy in general and the strength of the local markets in which we operate;

  •
  changes in the value of securities and other assets in our investment portfolio;

  •
  changes in loan and lease default and charge-off rates;

  •
  the adequacy of allowances for loan and lease losses;

  •
  changes deposit levels necessitating increased borrowing to fund loans and investments;

  •
  changes in government regulation;

  •
  the risk that goodwill and intangibles recorded in our financial statements will become impaired;

  •
  changes in assumptions used in making such forward-looking statements; and

  •
  the other risks and uncertainties detailed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings that are incorporated by reference into the accompanying base prospectus.

        Forward-looking statements speak only as of the date on which they are made. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

S-iii

 PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights selected information about the offering that is contained elsewhere or incorporated by reference in the accompanying base prospectus and is not intended to be complete. It does not contain all the information that may be important to you or that you should consider before deciding to invest in the notes, and is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement, the accompanying base prospectus, including the documents incorporated by reference therein, and in any free writing prospectus prepared by or on behalf of us or to which we have referred you.

 Brookline Bancorp, Inc.

        Brookline Bancorp, Inc., a Delaware corporation, operates as a multi-bank holding company for Brookline Bank and its subsidiaries, Bank Rhode Island and its subsidiaries, First Ipswich Bank and its subsidiaries, and Brookline Securities Corp.

        Brookline Bank operates 23 full-service banking offices in Brookline, Massachusetts, and the greater Boston metropolitan area. Brookline Bank was established as a savings bank in 1871 under the name Brookline Savings Bank. First Ipswich Bank operates six full-service banking offices on the North Shore of eastern Massachusetts and in the Boston metropolitan area. Bank Rhode Island operates 19 full-service banking offices in Providence County, Kent County and Washington County, Rhode Island.

        As a commercially focused financial institution with 48 full-service banking offices throughout Greater Boston, the North Shore of Massachusetts, and Rhode Island, we, through the Banks, offer a wide range of commercial, business and retail banking services, including a full complement of cash management products, on-line banking services, consumer and residential loans and investment services designed to meet the financial needs of small- to mid-sized businesses and individuals throughout central New England. Specialty lending activities include indirect automobile loans as well as equipment financing in the New York/New Jersey metropolitan area and elsewhere.

        We focus our business efforts on growing our commercial lending businesses, both organically and through acquisitions. Our customer focus, multi-bank structure, and risk management are integral to our organic growth strategy and serve to differentiate us from our competitors. As full-service financial institutions, the Banks and their subsidiaries focus on the continued addition of well-qualified customers, the deepening of long-term banking relationships through a full complement of products and excellent customer service, and strong risk management. Our multi-bank structure retains the local-bank orientation while relieving local bank management of the responsibility for most back-office functions, which are consolidated at the holding company level. Branding and pricing remain largely local in order to better meet the needs of bank customers and further motivate the Banks' commercial, business and retail bankers.

        Our address is 131 Clarendon Street, Boston, Massachusetts 02117-9179, and the telephone number is (617) 425-4600. You can find additional information regarding Brookline Bancorp in its filings with the SEC referenced in the section of the accompanying base prospectus titled "Where You Can Find More Information."

Recent Developments

Line of Credit

        We have had preliminary discussions with lenders in respect of establishing an unsecured $12 million line of credit. The terms of the line of credit have not been established, however, and we cannot assure you that we will enter into a line of credit. Borrowings under a line of credit would be senior in right of payment to the notes.

 The Offering

        The following description contains basic information about the notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. For a more complete understanding of the notes, you should read "Description of the Notes" in this prospectus supplement as well as "Description of Debt Securities" in the accompanying base prospectus. To the extent the following information is inconsistent with the information in the accompanying base prospectus, you should rely on the following information. As used in this section, the terms "Brookline Bancorp," the "Company," "we," "our," and "us" refer to Brookline Bancorp, Inc. and not to any of its subsidiaries.

Issuer	Brookline Bancorp, Inc.
Securities Offered	6.000% Fixed-to-Floating Rate Subordinated Notes due September 15, 2029
Aggregate Principal Amount	$75,000,000
Maturity Date	September 15, 2029
Interest

From and including the original issuance date to but excluding September 15, 2024, the notes will bear interest at a rate per annum equal to 6.000% and we will pay accrued interest semi-annually on each March 15 and September 15, beginning on March 15, 2015. From and including September 15, 2024, the notes will bear interest at an annual floating rate equal to three-month LIBOR plus 3.315%, reset quarterly, and we will pay accrued interest quarterly in arrears on March 15, June 15, September 15 and December 15, except in each case if such day is not a business day as described under "Description of the Notes—Interest Rate and Interest Payment Dates."

Subordination; Ranking	The notes will be unsecured, subordinated and:

•

will rank junior in right of payment and upon our liquidation to our existing and all of our future senior indebtedness (as defined in the indenture and described below under "Description of the Notes" in this prospectus supplement);

•

will rank equally in right of payment and upon our liquidation with our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the notes;

•

will rank senior in right of payment and upon our liquidation to any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the notes; and

• will be structurally subordinated to the preferred stock, indebtedness and other liabilities of our existing and future subsidiaries.

As of June 30, 2014, we had approximately $1.0 billion of indebtedness that would have ranked senior in right of payment to the notes. As of June 30, 2014, we had no indebtedness that would have ranked equally with the notes, and $9.2 million of indebtedness that would have ranked junior to the notes.

Because we are a holding company, our cash flows and, consequently, our ability to pay and discharge our obligations, including the principal of, and premium, if any, and interest on, our debt securities, including the notes, depends on the dividends paid and distributions and other payments made to us by our subsidiaries, and funds we obtain from our corporate borrowings or by selling our securities. Accordingly, our right to receive any payments or assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in the proceeds of those payments or assets, will be structurally subordinated to the claims of our subsidiaries' respective creditors and preferred equity holders. As of June 30, 2014, the Banks and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $5.0 billion, excluding intercompany liabilities. For more information, see "Description of the Notes—Subordination of the Notes" in this prospectus supplement.

Redemption and Redemption Upon Special Events

Subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System, or the Federal Reserve, to the extent such approval is then required in order for the notes to qualify as Tier 2 capital under the rules and guidelines of the Federal Reserve, we may redeem the notes in whole or in part on September 15, 2024 or on any interest payment date thereafter at the redemption prices equal to the principal amount of the notes redeemed plus accrued and unpaid interest on such notes to, but not including, the applicable redemption date. See "Description of the Notes—Redemption and Redemption Upon Special Events."

At any time from the original issue date, subject to obtaining the prior approval of the Federal Reserve, to the extent such approval is then required in order for the notes to qualify as Tier 2 capital under the rules and guidelines of the Federal Reserve, we may redeem the notes, at our option, at any time in whole, or from time to time in part, if (i) one or more specified tax events occur that result in more than an insubstantial risk that interest on the notes is or will not be deductible by us; (ii) one or more specified Tier 2 capital events occurs that results in the notes not constituting Tier 2 capital; or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to the principal amount of the notes redeemed plus accrued and unpaid interest on such notes to, but not including, the redemption date. For more information, see "Description of the Notes—Redemption Upon Special Events" in this prospectus supplement.

Events of Default

The notes will contain customary payment, covenant and insolvency events of default. The trustee and the holders of the notes may not accelerate the maturity of the notes upon the occurrence of any payment or covenant event of default. However, if an insolvency-related event of default with respect to us occurs, the principal of, and accrued and unpaid interest on, the notes will become immediately due and payable without any action of the trustee or the holders of the notes. In the event of such an acceleration of the maturity of the notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or interest on, the notes. See "Description of the Notes—Events of Default; Limitation on Suits" in this prospectus supplement.

No Guarantees	The notes will not be guaranteed by any of our subsidiaries.
Denomination; Form

The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. The notes will be evidenced by a global note deposited with the trustee for the notes, as custodian for The Depository Trust Company, or DTC. Beneficial interests in the global note will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See "Description of the Notes—General" and "—Clearance and Settlement."

Further Issuances

We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms (other than the original issuance date and, in some cases, the offering price, the initial interest accrual date and the initial interest payment date) as and ranking equally and ratably with the notes offered by this prospectus supplement. If issued, any additional debt securities will become part of the same series as the notes offered by this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $73.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering for general corporate purposes, which may include providing capital to support the continued growth of our business, acquisitions and repurchases of common stock.

Risk Factors	Investing in the notes involves risks. Please refer to "Risk Factors" beginning on page S-11 of this prospectus supplement and "Risk Factors" on page 4 of the accompanying base prospectus.
Trustee	U.S. Bank National Association
Listing

The notes will not be listed on any national securities exchange or included in any automated dealer quotation system. Currently, there is no market for the notes, and there can be no assurances that any public market for the notes will develop.

Governing Law	The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

 Summary Consolidated Financial Data

        The following tables summarize our consolidated financial data at and for the periods presented. The summary consolidated financial data at December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 have been derived from our audited consolidated financial statements, which are incorporated by reference in the accompanying base prospectus. The summary consolidated financial data at December 31, 2011 have been derived from our audited consolidated financial statements, which are not incorporated by reference in the accompanying base prospectus. The summary consolidated financial data at June 30, 2014 and for the six months ended June 30, 2014 and 2013 have been derived from our unaudited consolidated financial statements, which are incorporated by reference in the accompanying base prospectus. The summary consolidated financial data at June 30, 2013 have been derived from our unaudited consolidated financial statements, which are not incorporated by reference into the accompanying base prospectus. These unaudited consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements. In the opinion of management, the unaudited consolidated financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year or any future period. Historical results are not necessarily indicative of the results to be expected in the future.

        You should read the following summary financial data in conjunction with our consolidated financial statements and the related notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations," each of which is incorporated by reference in the accompanying base prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

	At June 30,		At December 31,
	2014	2013	2013	2012	2011
	(Dollars in Thousands)
FINANCIAL CONDITION DATA
Total assets	$5,587,486	$5,150,480	$5,325,106	$5,147,534	$3,299,013
Total loans and leases	4,603,913	4,205,015	4,362,465	4,175,712	2,720,821
Allowance for loan and lease losses	51,686	44,281	48,473	41,152	31,703
Goodwill and identified intangible assets, net	153,089	157,058	154,777	159,400	51,013
Total deposits	3,861,147	3,656,981	3,835,006	3,616,259	2,252,331
Total borrowed funds	1,041,004	830,066	812,555	853,969	506,919
Stockholders' equity	627,663	611,284	613,867	612,097	503,602
Tangible stockholders' equity (non-GAAP)(1)	474,574	454,226	459,090	452,697	452,589

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(Dollars in Thousands, Except Per Share Data)
EARNINGS DATA
Net interest income	$94,168	$89,030	$176,218	$177,368	$110,199
Provision for credit losses	4,719	4,294	10,929	15,888	3,631
Non-interest income	8,414	6,466	13,825	18,605	5,062
Non-interest expense	64,798	61,585	122,460	120,375	62,925
Net income	20,398	18,304	35,386	37,142	27,600
PER COMMON SHARE DATA
Earnings per share—Basic	$0.29	$0.26	$0.51	$0.53	$0.47
Book value per share (end of period)	8.98	8.76	8.79	8.78	8.59
Dividends paid per common share	0.17	0.17	0.34	0.34	0.34
Stock price (end of period)	9.37	8.68	9.55	8.50	8.44
PERFORMANCE RATIOS
Net interest margin	3.71%	3.74%	3.64%	3.85%	3.76%
Return on average assets	0.75%	0.72%	0.68%	0.74%	0.90%
Return on average stockholders' equity	6.54%	5.93%	5.74%	6.12%	5.51%
Return on average tangible stockholders' equity (non-GAAP)	8.68%	7.98%	7.71%	8.40%	6.13%
Dividend payout ratio(2)	58.48%	65.10%	67.38%	64.13%	72.72%
Efficiency ratio(3)	63.17%	64.49%	64.44%	61.42%	54.59%
ASSET QUALITY RATIOS
Net loan and lease charge-offs as a percentage of average loans and leases	0.06%	0.05%	0.08%	0.16%	0.08%
Nonperforming loans and leases as a percentage of total loans and leases(4)	0.37%	0.42%	0.38%	0.53%	0.28%
Nonperforming assets as a percentage of total assets(4)	0.33%	0.37%	0.34%	0.46%	0.27%
Total allowance for loan and lease losses as a percentage of total loans and leases(4)	1.12%	1.05%	1.11%	0.99%	1.17%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases(5)	1.31%	1.34%	1.32%	1.33%	1.25%
CAPITAL RATIOS
Stockholders' equity to total assets	11.23%	11.87%	11.53%	11.89%	15.27%
Tangible equity ratio (non-GAAP)(6)	8.73%	9.10%	8.88%	9.08%	13.93%

(1)
Tangible stockholders' equity is calculated by subtracting goodwill and identified intangible assets, net, from stockholders' equity.

(2)
The dividend payout ratio is calculated by dividing dividends paid by net income for the respective period.

(3)
The efficiency ratio is calculated by dividing non-interest expense by the sum of net interest income and non-interest income for the period.

(4)
Amount includes acquired and originated loans and leases and deferred loan origination costs.

(5)
Amount excludes acquired loans and leases and includes deferred loan origination costs associated with originated loans.

(6)
The tangible equity ratio is calculated by dividing tangible stockholders' equity (total stockholders' equity less goodwill and identified intangible assets, net) (the numerator) by tangible assets (total assets less goodwill and identified intangible assets, net) (the denominator).

  Non-GAAP Financial Measures and Reconciliation to GAAP

        In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the return on average tangible stockholders' equity and tangible equity ratio. Management believes that these non-GAAP financial measures provide information useful to investors in analyzing the relative strength of the Company's capital position. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is set forth below.

        The following table summarizes the Company's return on average tangible stockholders' equity for the periods indicated:

	Six Months Ended
	June 30, 2014	June 30, 2013
	(Dollars in Thousands)
Net income, as reported	$20,398	$18,304

Average total stockholders' equity	$624,080	616,868
Less: Average goodwill and average identified intangible assets, net	154,010	158,371

Average tangible stockholders' equity	$470,070	$458,497

Return on average tangible stockholders' equity (annualized)	8.68%	7.98%

	Year Ended December 31,
	2013	2012	2011
	(Dollars in Thousands)
Net income	$35,386	$37,142	$27,600

Average stockholders' equity	$616,243	$606,661	$500,855
Less: Average goodwill and average identified intangible assets, net	157,187	164,301	50,876

Average tangible stockholders' equity	$459,056	$442,360	$449,979

Return on average tangible stockholders' equity	7.71%	8.40%	6.13%

        The following table summarizes the Company's tangible equity ratio derived from amounts reported in the consolidated balance sheet at the dates indicated:

	June 30, 2014	June 30, 2013
	(Dollars in Thousands)
Total stockholders' equity	$627,663	$611,284
Less: Goodwill and identified intangible assets, net	153,089	157,058

Tangible stockholders' equity	$474,574	$454,226

Total assets	$5,587,486	$5,150,480
Less: Goodwill and identified intangible assets, net	153,089	157,058

Tangible assets	$5,434,397	$4,993,422

Tangible equity ratio	8.73%	9.10%

	At December 31,
	2013	2012	2011
	(Dollars in Thousands)
Total stockholders' equity	$613,867	$612,097	$503,602
Less: Goodwill and identified intangible assets, net	154,777	159,400	51,013

Tangible stockholders' equity	$459,090	$452,697	$452,589

Total assets	$5,325,106	$5,147,534	$3,299,013
Less: Goodwill and identified intangible assets, net	154,777	159,400	51,013

Tangible assets	$5,170,329	$4,988,134	$3,248,000

Tangible equity ratio	8.88%	9.08%	13.93%

 CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratios of earnings to fixed charges.

	Six Months Ended June 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratios of earnings to fixed charges
Including interest on deposits	3.20	2.76	2.59	2.54	2.31	1.60
Excluding interest on deposits	7.66	6.92	6.23	7.04	5.95	3.75

        For the purpose of computing the ratios of earnings to fixed charges, earnings represent income before income taxes and change in accounting principle, plus fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense. These ratios are presented both including and excluding interest on deposits.

RISK FACTORS

        Investing in the notes involves certain risks. You should carefully consider the risks described below and all of the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering before deciding whether to purchase the notes. You should carefully consider, among other things, the matters discussed under "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. See "Information Incorporated by Reference" in the accompanying base prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results and cash flows could be materially adversely affected. In such an event, the trading price of the notes could decline and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements."

         The notes are subordinated to our senior indebtedness and to the obligations of our subsidiaries.

        The notes will be our subordinated, unsecured obligations and, consequently, will be junior in right of payment to all of our existing and future senior indebtedness now existing and that we incur in the future. As a result, if we become subject to any termination, winding up, liquidation or reorganization, including as a result of any liquidation, reorganization or other insolvency proceeding under bankruptcy laws or any other applicable insolvency law, make any assignment for the benefit of our creditors or otherwise engage in any marshaling of our assets and liabilities, the holders of the senior indebtedness would be entitled to have the senior indebtedness paid in full prior to the holders of the notes receiving any payment of principal of, or interest on, the notes. In addition, if full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has not been made or duly provided for, or if any event of default occurs and is continuing with respect to any senior indebtedness or would occur with respect to any senior indebtedness if we pay the principal of, or any interest on, the notes and that event of default would allow the holders of such senior indebtedness to accelerate the maturity of such senior indebtedness, we may not pay the principal of, or any interest on, the notes until such default or event of default is cured or waived or otherwise ceases to exist. The senior indebtedness to which the notes are subordinated is described below under "Description of the Notes—Subordination of the Notes." As of June 30, 2014, we had approximately $1.0 billion of senior indebtedness, all of which would have been senior in right of payment to the notes.

        The subordinated debt indenture, which will govern the notes, will not limit the amount of additional indebtedness, which may be senior and/or secured indebtedness, that we or our subsidiaries may incur. In the future, we may incur additional indebtedness, which may be substantial in amount.

        As a consequence of the subordination of the notes to our senior indebtedness, an investor in the notes may lose all or some of its investment should we liquidate or become insolvent. In such an event, our assets would be available to pay the principal of and accrued and unpaid interest on the notes only after all of our senior indebtedness has been paid in full. In the event of our liquidation or any liquidation, reorganization or other insolvency proceedings under the U.S. Bankruptcy Code or any other insolvency law, any of our other general, unsecured obligations that do not constitute senior indebtedness will share pro rata in our assets remaining for payment of such obligations after we have paid all of our senior indebtedness in full.

         The notes will be structurally subordinated to the obligations of the Banks and our other subsidiaries, and the holders of those obligations will be entitled to receive payment in full of those obligations before we participate in any distribution of the assets of the Banks and our other subsidiaries in the event of their liquidation or insolvency.

        The notes are obligations exclusively of Brookline Bancorp and are not obligations of the Banks or our other subsidiaries. Brookline Bancorp is a separate and distinct legal entity from the Banks and our other subsidiaries. The Banks and our other subsidiaries have no obligation to pay any amounts to Brookline Bancorp, including any dividends, to make any other distributions to Brookline Bancorp or to provide Brookline Bancorp with funds to meet any of its obligations. Brookline Bancorp's rights and the rights of its creditors, including the holders of the notes, to participate in any distribution of the assets of the Banks or our other subsidiaries (either as a shareholder or as a creditor), upon a liquidation, reorganization, insolvency or receivership of any Bank or other subsidiary (and the consequent right of the holders of the notes to participate in those assets after repayment of our senior indebtedness), will be subject to the claims of the creditors of such Bank or other subsidiary, including depositors. As a consequence of the foregoing, the notes are structurally subordinated to all of the liabilities of the Banks and our other subsidiaries, to the extent that the liabilities of such Banks, including their deposit liabilities, and our other subsidiaries equal or exceed their respective assets.

         The notes will be effectively subordinated to all of our secured indebtedness.

        The notes will be effectively subordinated to all of our existing secured debt and any secured debt that we may incur in the future, to the extent of the value of the assets securing such debt. As of June 30, 2014, we had $1.0 billion of secured indebtedness, all of which would have been senior to the notes. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any assets that secure other debt will be available to pay obligations on the notes only after the secured debt has been paid in full. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the notes, based upon the respective amounts owed to each such holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, if holders of the notes receive any payments, they may receive less, ratably, than holders of secured indebtedness.

         We depend primarily on cash dividends from our subsidiaries, primarily the Banks, to meet our cash obligations. Failure of our subsidiaries to pay sufficient cash dividends to us would prevent us from paying interest on the notes or the principal of the notes at maturity.

        Brookline Bancorp is a holding company and reports financial information on a consolidated basis with its subsidiaries. Substantially all of the assets held by the consolidated companies are held by our subsidiaries. Dividends from the Banks provide a substantial portion of Brookline Bancorp's cash flow and is the source of the funds that we will use to pay interest on the notes and principal at maturity. Various regulatory provisions limit the amount of dividends the Banks can pay to us without regulatory approval. In certain cases, regulatory authorities may even prohibit the Banks from paying dividends to us. Moreover, the terms of the notes do not provide for us to make payments into any sinking fund with respect to the notes out of which the principal of, or accrued and unpaid interest on, the notes could be paid. If the Banks cannot pay dividends to us for any period as a result of any regulatory limitation or prohibition or cannot, for any reason, pay dividends in an amount sufficient for us to pay the principal of, or accrued and unpaid interest on, the notes, we would be unable to pay the interest on or principal of the notes unless we are able to borrow funds from other sources or sell additional securities of Brookline Bancorp to obtain funds necessary to make one or more such payments of accrued and unpaid interest on, and the principal of, the notes.

         Each of the Banks may become liable to the Federal Deposit Insurance Corporation in the event of the failure of an affiliated Bank.

        Each insured depository institution that Brookline Bancorp controls for purposes of the Bank Holding Company Act of 1956, as amended, may be held liable to the Federal Deposit Insurance Corporation, or FDIC, for losses the FDIC incurs with respect to any other insured depository institution controlled by Brookline Bancorp. More specifically, the Financial Institutions, Reform, Recovery and Enforcement Act of 1989, or FIRREA, provides that an insured depository institution shall be liable for the loss incurred or anticipated by the FDIC arising from the default of a commonly controlled insured depository institution or any assistance provided by the FDIC to any commonly controlled insured depository institution in danger of default. The FDIC's claim against a commonly controlled insured depository institution is superior to claims of shareholders of the insured depository institution or its holding company and to most obligations or liabilities owed to affiliates but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The FDIC may waive or decline to enforce this liability if the FDIC determines that doing so would be in the best interest of the deposit insurance fund. Any such liability to which a Bank becomes subject would reduce its capital and could materially and adversely affect Brookline Bancorp, including impairing the ability of such Bank to pay dividends to Brookline Bancorp.

         The Banks are subject to regulatory capital requirements that may require us to make capital contributions to them, and that may restrict the ability of the Banks to make cash available to us.

        The Banks must maintain minimum amounts of regulatory capital. If any Bank does not meet these capital requirements, its regulators have broad discretion to institute a number of corrective actions that could have a direct material effect on our financial condition. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, we are also required to serve as a source of financial strength for each of the Banks. If any of the Banks were to fail to meet any of the capital requirements to which it is subject, or if required under Dodd-Frank's source of strength requirements, we may be forced to provide such Bank with additional capital, which could impair our ability to service our indebtedness, including the notes. Furthermore, any capital loans by a bank holding company to any of its bank subsidiaries are subordinate to the payment of deposits and to certain other indebtedness. In the event of our bankruptcy, any commitment by us to any of the Banks to maintain the capital of such Bank will be assumed by the bankruptcy trustee and entitled to a priority of payment over the holders of the notes.

         There are limited covenants in the indenture.

        Neither we nor any of our subsidiaries is restricted from incurring additional debt or other liabilities, including senior debt and other senior obligations, under the indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect to incur, from time to time, additional debt and other liabilities. In addition, we are not restricted under the indenture from granting security interests over our assets, or from paying dividends or issuing or repurchasing our securities. In addition, the indenture and the notes do not contain, among other things, provisions which would afford holders of the notes protection in the event of a recapitalization transaction, a change of control of Brookline Bancorp or a highly leveraged transaction involving Brookline Bancorp which could adversely affect the holders of the notes, except to the extent described under "Description of Debt Securities—Merger, Consolidation or Sale of Assets" included in the accompanying base prospectus.

         The notes contain limited events of default, and the remedies available thereunder are limited.

        As described in "Description of the Notes—Events of Default; Limitation on Suits," the notes contain limited events of default and remedies. As a result of our intended treatment of the notes as Tier 2 capital, the ability of the trustee under the subordinated debt indenture that will govern the notes and the holders of the notes to accelerate the maturity of and our obligation to pay immediately the principal of, and any accrued and unpaid interest on, the notes will be limited to certain bankruptcy events of default of us or any of our significant subsidiaries that constitutes a "major subsidiary depository institution", which is a term that has not been defined by regulators. Consequently, neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our non-performance of any other covenant or warranty under the notes or the indenture. The holders of our outstanding junior subordinated debentures are subject to similar limitations, but the holders of our senior indebtedness are not and will not be subject to limitations of that type. If the holders of our senior indebtedness are able to accelerate the maturity of some or all of our senior indebtedness at a time when a non-insolvency default has occurred, but an insolvency default has not occurred, with respect to the notes, such holders of our senior indebtedness may be able to accelerate the maturity of, and pursue the payment in full of, that senior indebtedness while the holders of the notes would be unable to accelerate the indebtedness represented by the notes.

         The notes are not insured or guaranteed by the FDIC or any other governmental agency.

        The notes are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the FDIC or any other governmental agency.

         You may be unable to sell the notes because there is no public trading market for the notes.

        The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated dealer quotation system. Consequently, the notes will be relatively illiquid and you may be unable to sell your notes. Although the representatives of the underwriters have advised us that, following completion of the offering of the notes, one or more of the underwriters currently intend to make a secondary market in the notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, a trading market for the notes may not develop or any such market may not have significant liquidity.

         The price at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

        We believe that the value of the notes in any secondary market will be affected by the supply and demand of the notes, prevailing interest rates and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.

        United States interest rates.    We expect that the market value of the notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the notes may decrease.

        Our credit rating, financial condition and results.    Actual or anticipated changes in our credit ratings or financial condition may affect the market value of the notes. In general, if our credit ratings or financial condition change adversely, the market value of the notes may decrease.

        The impact of one of the factors above, such as an increase in U.S. interest rates, may offset some or all of any change in the market value of the notes attributable to another factor, such as an improvement in our credit rating.

         Our credit ratings may not reflect all risks of an investment in the notes.

        The credit ratings assigned to the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market, if any, for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.

         The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

        In the past, the level of three-month LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the floating rate period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

         Uncertainty relating to the LIBOR calculation process may adversely affect the value of the notes.

        Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers' Association, or the BBA, in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR.

        Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined. At this time, it is not possible to predict the effect of any such changes and any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes may adversely affect the trading market for LIBOR-based securities, including the notes.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be approximately $73.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds from this offering for general corporate purposes, which may include providing capital to support the continued growth of our business, acquisitions and repurchases of common stock.

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2014, on an actual basis and on an adjusted basis giving effect to this offering. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited consolidated financial statements and the related notes thereto, incorporated by reference into the accompanying base prospectus from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

	As of June 30, 2014
(Dollars in Thousands)	Actual	As Adjusted
	(Unaudited)
Long-term debt:
Subordinated debentures	$9,201	$9,201
Subordinated notes offered hereby	—	75,000

Total long-term debt	$9,201	$84,201
Short-term debt:
Advances from Federal Home Loan Bank of Boston	$1,005,644	$1,005,644
Repurchase agreements	26,159	26,159

Total short-term debt	$1,031,803	$1,031,803
Stockholders' equity:
Brookline Bancorp, Inc. stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized and 75,744,445 shares issued, actual and as adjusted	$757	$757
Additional paid-in capital	617,709	617,709
Retained earnings, partially restricted	73,373	73,373
Accumulated other comprehensive loss	(3,209)	(3,209)
Treasury stock, at cost; 5,144,807 shares, actual and as adjusted	(59,487)	(59,487)
Unallocated common stock held by ESOP; 271,524 shares, actual and as adjusted	(1,480)	(1,480)

Total Brookline Bancorp, Inc. stockholders' equity	$627,663	$627,663

Noncontrolling interest in subsidiary	3,902	3,902

Total stockholders' equity	631,565	631,565

Total capitalization, including short-term debt	$1,672,569	$1,747,569

 DESCRIPTION OF THE NOTES

        We will issue the notes under the subordinated debt indenture, to be dated on or about September 16, 2014, between Brookline Bancorp, Inc., as the issuer, and U.S. Bank National Association, as the trustee, as amended and supplemented by a first supplemental indenture to be dated on or about September 16, 2014. We refer to this subordinated debt indenture, as it is to be amended and supplemented by the first supplemental indenture, as the indenture, and we refer to U.S. Bank National Association, or U.S. Bank, in its capacity as the trustee under the indenture, as the trustee. You may request a copy of the indenture from us by writing to: Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02117-9179, Attention: Corporate Secretary. The following summary of certain provisions of the notes and the summary of certain provisions of the indenture in this prospectus supplement and the accompanying base prospectus do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the notes and the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

        As used in this section, the terms "Brookline Bancorp," the "Company," "we," "our," and "us" refer to Brookline Bancorp, Inc. and not to any of its subsidiaries.

General

        The notes will be unsecured, subordinated obligations of ours and will mature on September 15, 2029. The notes will be issued and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Unless previously purchased and cancelled or redeemed prior to maturity, we will repay the notes at 100% of their principal amount, together with accrued and unpaid interest thereon, at their maturity. We will pay principal of and interest on the notes in U.S. dollars. The notes will constitute our unsecured debt obligations and will rank equally among themselves and junior in right of payment to our senior indebtedness, as described below in "—Subordination of the Notes." No sinking fund will exist for the notes, and no sinking fund payments will be made with respect to the notes. The notes will not be convertible into or exchangeable for any other securities or property. Except as described below under "—Clearance and Settlement," the notes will be issued only in book-entry form and will be represented by a global note registered in the name of Cede & Co, as the nominee of DTC. See "—Clearance and Settlement" below.

        The notes will be part of a series of securities newly established under the indenture and will be initially issued in the aggregate principal amount of $75,000,000. We may, from time to time, without notice to, or the consent of, the holders of the notes, issue additional notes ranking equally with the notes and with identical terms to the notes in all respects (except for issue date, the offering price, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption or otherwise as the notes. No limit exists on the aggregate principal amount of the notes of this series that we may issue.

Interest Rate and Interest Payment Dates

Fixed Rate Period

        From and including September 16, 2014 to but excluding September 15, 2024 or any earlier redemption date, the notes will bear interest at the annual rate of 6.000%, and we will pay accrued interest on the notes semi-annually in arrears on each March 15 and September 15 (but if any of these days is not a business day, on the next business day, and no interest will accrue as a result of that postponement), beginning on March 15, 2015. Each such date is referred to as a "fixed note interest payment date" and we refer to the period from and including September 16, 2014 to but excluding the first fixed rate interest payment date and each successive period from and including a fixed rate interest payment date to but excluding the next fixed rate interest payment date as a "fixed rate period." The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the March 1 and September 1 immediately preceding the applicable interest payment date.

        Interest payable on the notes for any fixed rate period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month.

Floating Rate Period

        From and including September 15, 2024 to but excluding the maturity date or any earlier redemption date, the notes will bear interest at an annual rate equal to three-month LIBOR plus 3.315%, and we will pay accrued interest quarterly in arrears on March 15, June 15, September 15 and December 15 (or if any of these days is not a business day, on the next business day, except that, if such business day is in the next succeeding calendar month, interest will be payable on the immediately preceding business day, and no interest will accrue or fail to accrue as a result of that postponement or earlier payment) (the "floating rate interest payment dates" and, together with the fixed rate interest payment dates, the "interest payment dates"). We will pay such accrued interest to holders of record of notes as they appear on our books on the applicable record date, which will be March 1, June 1, September 1 and December 1 immediately preceding the respective floating rate interest payment date. We refer to the period from and including September 15, 2024 to but excluding the first floating rate interest payment date and each successive period from and including a floating rate interest payment date to, but excluding, the next floating rate interest payment date as a "floating rate period" and, together with each fixed rate period, an "interest rate period."

        Interest payable on the notes for a floating rate period will be computed on the basis of a 360-day year of the actual number of days in such floating rate period.

        The interest rate for each floating rate period will be determined by the calculation agent using three-month LIBOR as in effect on the second London business day prior to the beginning of such floating rate period, which date is the "interest rate determination date" for each floating rate period. The calculation agent then will add 3.315% to the three-month LIBOR as determined on each interest rate determination date. Absent manifest error, the calculation agent's determination of the interest rate for a floating rate period will be binding and conclusive on the holders of notes, the paying agent and us. The calculation agent will notify us of each determination of the interest rate for a floating rate period and will make the interest rate available to any noteholder upon request.

        "Business day" means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Boston, Massachusetts or New York City generally are authorized or required by law or executive order to close and, after September 15, 2024, a day that is not a London business day.

        "Calculation agent" means U.S. Bank National Association, or any successor appointed by us, acting as calculation agent.

        A "London business day" means any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Three-month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page "LIBOR01" as of 11:00 a.m., London time, on the relevant interest rate determination date. If no offered rate appears on Reuters screen page "LIBOR01" on the relevant interest rate determination date as of 11:00 a.m., London time, then we will provide the calculation agent with a written direction to obtain four quotations as set forth below from the treasury departments located in London of four major banks (which may include affiliates of the underwriters of the notes) in the London interbank market that we specify in such direction, and, upon receipt of such direction, the calculation agent will request each such bank's principal London office to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest 0.00001 of 1%) of the quotations provided. Otherwise, we will provide the calculation agent with written direction to obtain three quotations as set forth below from the treasury departments of three major banks (which may include affiliates of the underwriters of the notes) located in New York City that we specify in such direction, and upon receipt of such direction, the calculation agent will request each such bank to provide a quotation of the rate offered by it as of 11:00 a.m., New York City time, on the interest rate determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable floating rate period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest 0.00001 of 1%) of the quotations provided. Otherwise, three-month LIBOR for the next floating rate period will be equal to three-month LIBOR in effect for the then-current interest rate period.

        No recourse will be available for the payment of principal of or interest on any note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, stockholder, employee, agent, officer or director, as such, past, present or future, of ours or of any successor entity.

        The indenture contains no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by our subsidiaries, including Brookline Bank, First Ipswich Bank and Bank Rhode Island, collectively referred to as the Banks. The indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios as a general matter or in order to incur additional indebtedness or obligations or to maintain any reserves. Moreover, neither the indenture nor the notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the notes, to repurchase our stock or other securities, including any of the notes, or to pay dividends or make other distributions to our stockholders. In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

        The notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

        The notes are not deposits in the Company or the Banks and are not insured or guaranteed by the FDIC or any other government agency or instrumentality. The notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, the Banks or any of our other subsidiaries or affiliates.

Subordination of the Notes

        Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness.

        "Senior indebtedness" means, in each case, whether outstanding on the date we entered into the indenture or arising after that time:

      (i) our obligation to pay principal, premium, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to our indebtedness:

  (a)
  for borrowed or purchased money, including, without limitation, such obligations as are evidenced by or arise pursuant to credit agreements, notes, debentures, bonds and similar instruments;

  (b)
  in respect of any deferred obligation of the Company for the payment of the purchase price of property, goods, materials or services purchased or acquired and accrued liabilities arising in the ordinary course of business;

  (c)
  in respect of letters of credit, bankers acceptances, securities purchase facilities and similar transactions;

  (d)
  in respect of capitalized lease obligations;

  (e)
  in respect of our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;

  (f)
  under or relating to derivatives contracts, including interest rate swaps, caps or similar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and similar agreements; or

  (g)
  in respect of any obligations of the Company to its general creditors, as defined for purposes of the regulations of the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve, applicable to bank holding companies and codified at 12 C.F.R. Part 217, as the same may be amended or supplemented from time to time, and as necessary for the notes to qualify as Tier 2 capital under such regulations;

         (ii)  any liability of others of the kind described in the preceding clause (i) which we have guaranteed or which is otherwise our legal liability as a result of any assumption, purchase commitment, or otherwise or which is secured by any lien on any of our property or assets; and

        (iii)  any and all deferrals, renewals, extensions and refunding of, or amendments, modifications of or supplements to, any liability of the kind described in the preceding clauses (i) and/or (ii).

        However, "senior indebtedness" excludes:

  •
  any indebtedness, obligation or liability as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of the Company, which other specified types of indebtedness, obligations and liabilities of the Company include the notes;

  •
  any indebtedness, obligation or liability that is subordinated to indebtedness, obligations or liabilities of the Company to substantially the same extent as or to a greater extent than the notes are subordinated;

  •
  with respect to the notes, any of our indebtedness evidenced by notes of the same or of another series; and

  •
  the Company's outstanding subordinated debentures.

        In accordance with the subordination provisions of the indenture and the notes, we are permitted to make payments of accrued and unpaid interest on the notes on the interest payment dates, at maturity and on any redemption date and to pay the principal of the notes at maturity and any redemption date unless:

  •
  we are subject to (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, (b) any liquidation, dissolution or other winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or other marshaling of our assets and liabilities;

  •
  (i) full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has not been made or duly provided for, (ii) if, at the time of such payment, or immediately after giving effect thereto, there exists under any senior indebtedness, or any agreement pursuant to which any senior indebtedness is issued, any default, which default has not been cured or waived and which default has resulted in the full amount of such senior indebtedness being declared due and payable, or (iii) if, at the time of the payment, the trustee has received a written notice from the holders of any senior indebtedness or their representative that there exists under any senior indebtedness, or any agreement pursuant to which any senior indebtedness is issued, any default, which default has not been cured or waived and which default permits the holders of such senior indebtedness to declare the full amount of such senior indebtedness due and payable, but only for the period commencing on the date of receipt of such written notice and ending, unless earlier terminated, on the earlier of the date on which such default has been cured or waived or 180 days from the receipt of the written notice.

        In the event of any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding, liquidation, dissolution or other winding up whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshaling of our assets and liabilities, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the notes.

        If, after we have paid the senior indebtedness in full, there are any amounts available for payment of the notes and any of our other indebtedness and obligations ranking equally in right of payment with the notes, then we will use such remaining assets to pay the amounts of principal of, premium, if any, and accrued and unpaid interest on, the notes and such other of our indebtedness and obligations that rank equally in right of payment with the notes.

        In the event of any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding, liquidation, dissolution or other winding up whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshaling of our assets and liabilities, if the holders of the notes receive for any reason any payment on the notes or other distributions of our assets with respect to the notes (other than capital stock or securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the indenture with respect to the notes, to the payment in full, without diminution or modification by such plan, of all senior indebtedness) before all of our senior indebtedness is paid in full, such payment or distribution will be required to be held in trust for the benefit of, and be paid over to, the holders of the senior indebtedness remaining unpaid, ratably, until all that senior indebtedness has been paid in full, after giving effect to any other concurrent payment or distribution to the holders of such senior indebtedness.

        By reason of the above subordination in favor of the holders of our senior indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.

        We may create in the future indebtedness and obligations that will rank senior in right of payment with the notes. In addition, we may incur other indebtedness and obligations, the terms of which provide that such indebtedness ranks either equally or junior in right of payment with or to the notes.

        All liabilities of the Banks, including deposits, and our other subsidiaries, including each subsidiary's liabilities to general creditors arising during its ordinary course of business or otherwise, will be effectively senior in right of payment to the notes to the extent of the assets of such subsidiary because, as a stockholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us, redeems its capital securities or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. Over the term of the notes, we will need to rely primarily on dividends paid to us by the Banks, each of which is a regulated financial institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the notes at their maturity or upon redemption, we may rely on the funds we receive from dividends paid to us by our subsidiaries, but will likely have to rely on the proceeds of borrowings and other securities we sell to pay the principal amount of the notes. Regulatory rules may restrict the Banks' ability to pay dividends or make other distributions to us or to provide funds to us by other means. As a result of the foregoing, with respect to the assets of each of our subsidiaries, our creditors (including the holders of the notes) are structurally subordinated to the prior claims of creditors of any such subsidiary, including the depositors of the Banks, except to the extent that we may be a creditor with recognized claims against any such subsidiary.

        As discussed above, neither the notes nor the indenture contains any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the notes that we, the Banks or any of our other subsidiaries may incur. As of June 30, 2014, we had $1.0 billion of senior indebtedness outstanding, no indebtedness that would have ranked equally with the notes and $9.2 million of subordinated indebtedness outstanding that would have ranked junior to the notes. The notes will be effectively subordinate to all of the existing and future indebtedness and liabilities, including deposit liabilities, of our subsidiaries, including the Banks. As of June 30, 2014, the Banks and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $5.0 billion, excluding intercompany liabilities, all of which was structurally senior in right of payment to the notes.

Redemption and Redemption Upon Special Events

        Subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required in order for the notes to qualify as Tier 2 capital under the rules and guidelines of the Federal Reserve, we may redeem the notes in whole or in part on September 15, 2024 or on any interest payment date thereafter.

        Further, we may at our option, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required in order for the notes to qualify as Tier 2 capital under the rules and guidelines of the Federal Reserve, redeem the notes before the scheduled maturity of the notes in whole, at any time, or in part from time to time, after the date on which we sell the notes to investors, upon the occurrence of:

          (1)   a "Tax Event," which is defined in the indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, in each case, occurring or becoming publicly known on or after the date of the issuance of the notes, resulting in more than an insubstantial risk that the interest payable on the notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

          (2)   a "Tier 2 Capital Event," which is defined in the indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the notes, the notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or

          (3)   our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

        Any such redemption of the notes will be at a redemption price equal to the principal amount of the notes redeemed plus accrued and unpaid interest on such notes to, but excluding, the date of redemption. Any redemption of the notes would require prior approval of the Federal Reserve.

        Our election to redeem any notes upon the occurrence of any of the enumerated events above will be provided to the Trustee, at least 38 days prior to the redemption date (or such shorter period of time as may be acceptable to the Trustee). In case of any such election, notice of redemption must be provided at any time after giving not less than 30 nor more than 60 days' notice of such redemption to the holders of the notes.

The Notes Intended to Qualify as Tier 2 Capital

        The notes are intended to qualify as Tier 2 capital under the Federal Reserve's Capital Adequacy Guidelines for Bank Holding Companies, as codified at 12 C.F.R. Part 225, Appendix A, which are currently applicable to the Company, and the Federal Reserve's regulations relating to Capital Adequacy of Bank Holding Companies, as codified at 12 C.F.R. Part 217, as the same may be amended or supplemented from time to time, which will become applicable to the Company effective on January 1, 2015. These regulations set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the notes must:

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  be unsecured;

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  have a minimum original maturity of at least five years;

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  be subordinated to depositors and general creditors, which, in our case, will be to the holders of our senior indebtedness;

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  not contain provisions permitting the holders of the notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution; and

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  only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, and, in any case, only with the prior approval of the Federal Reserve.

Events of Default; Limitation on Suits

        Under the indenture, an event of default will occur if we fail to pay accrued and unpaid interest on the notes offered hereby and any notes of the same series offered in the future and such failure continues for 30 days, we fail to pay principal of any notes of that series when due, whether at maturity or upon redemption, or we default in the performance of any other covenant or warranty of contained in the indenture, other than a covenant added to the indenture solely for the benefit of any other series of subordinated debt securities issued under the indenture, and such default continues for 60 days after written notice as provided in the indenture. Further, an event of default will occur if (i) the Company or any of our significant subsidiaries that are not depository institutions, which we refer to as significant non-bank subsidiaries, commence under the U.S. Bankruptcy Code a voluntary case, consent to the entry of an order for relief against it in an involuntary case, consent to the appointment of a custodian for it or for all of its property or makes a general assignment for the benefit of its creditors or a court of competent jurisdiction enters an order or decree under the U.S. Bankruptcy Code for relief against the Company or any significant non-bank subsidiary in an involuntary case, appoints a custodian of the Company or any significant non-bank subsidiary for it or for all of its property, or orders the liquidation of the Company or any significant non-bank subsidiary and such decree or order continues unstayed and in effect for a period of 90 days, or (ii) a significant subsidiary that is a depository institution, which we refer to as a significant bank subsidiary, consents to the entry of or a court or other governmental agency enters an order or decree for the appointment of a receiver or conservator or similar official in a liquidation, insolvency or similar proceeding with respect to such subsidiary or all or substantially all of its property and, in the case of a decree or order, such decree or order continues unstayed and in force and effect for a period of 90 days, each of which events of default we refer to as an "insolvency event of default."

        When we use the term "significant subsidiary," we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

        Neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our non-performance of any other covenant or warranty under the notes or the indenture. Nevertheless, during the continuation of such an event of default under the notes, the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of notes to regularly scheduled payments of interest and of principal at the scheduled maturity of the notes, as well as the performance of any covenant or agreement in the indenture. Any such rights to receive payment of such amounts under the notes remain subject to the subordination provisions of the notes as discussed above under "—Subordination of the Notes."

        If an insolvency event of default with respect to the Company occurs and is continuing, the principal amount and accrued and unpaid interest on the notes shall become immediately due and payable, without the need for any action on the part of the holders of the notes or the trustee, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the notes. If an insolvency event of default with respect to a significant bank subsidiary that is a major subsidiary depository institution within the meaning of 12 CFR Section 217.20(d)(1)(vi) occurs and is continuing, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding notes, by written notice to the Company, may declare the principal amount and accrued and unpaid interest on the notes to be due and payable immediately. The term "major subsidiary depository institution" has not been defined by regulators. Therefore, the holders' ability to accelerate the indebtedness represented by the notes upon an insolvency event in respect of any of our subsidiaries is uncertain.

        At any time after acceleration with respect to the notes has occurred, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding notes of the series of which the notes offered hereby are a part may waive all defaults and rescind and annul any such acceleration, but only if (1) we have paid or deposited with the trustee a sum of money sufficient (a) to pay to the holders of the outstanding securities of the affected series of securities established under the indenture, including the notes, (i) all overdue installments of any interest, (ii) the principal of and any premium that have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate of interest borne by these securities and (iii) to the extent permitted by applicable law, interest upon installments of any interest, if any, that have become due otherwise than by such declaration of acceleration at the rate of interest borne by these securities and (b) to pay all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and (2) all events of default with respect to the notes other than the nonpayment of the principal of, or any premium and interest on, the notes that shall have become due solely by such acceleration, shall have been cured or waived as provided in the indenture. Even in the event of an acceleration of the maturity of the notes upon the occurrence of an insolvency event, the rights of the holders of the notes to receive payment of the principal of, and accrued and unpaid interest on, the notes remain subject to the subordination provisions of the notes as discussed above under "—Subordination of the Notes."

        The indenture provides that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care as set forth in the indenture, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the trustee indemnity or security satisfactory to the trustee against the losses, liabilities and expenses that may be incurred by it in complying with such request or direction. Subject to certain provisions in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

Clearance and Settlement

        DTC, in this capacity, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. A fully registered global note, representing the total aggregate principal amount of the notes issue and sold, will be executed and deposited with DTC and will bear a legend disclosing the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes, so long as the corresponding securities are represented by a global note.

        Purchases of securities under the DTC system must be made by or through direct participants in DTC, who will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the notes, as such payments will be forwarded by the paying agent for the notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the notes entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the notes, as DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

        DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the notes will be printed and delivered to DTC.

        As long as DTC or its nominee is the registered owner of the global note, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global note and all notes represented by this certificate for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in a global note:

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  will not be entitled to have such global note or the notes represented by these certificates registered in their names;

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  will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global note; and

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  will not be considered to be owners or holders of the global note or any notes represented by a global note for any purpose under the instruments governing the rights and obligations of holders of such securities.

        All redemption proceeds, payments of principal of, and interest on, the notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC's practice is to credit its direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the issuer or its agent, on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners of the notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments of principal of, or interest on, the notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the notes will be the responsibility of direct and indirect participants.

        Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC's or any direct or indirect participant's records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC's records or any direct or indirect participant's records relating to these beneficial ownership interests.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global note among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC or the standby instructions or customary procedures of the participants.

        Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the notes.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

        Settlement for the notes will be made in immediately available funds. For so long as the notes trade in DTC's Same-Day Funds Settlement System, DTC will require secondary trading activity in the notes to be settled in immediately available funds. Secondary trading in long-term notes and notes of corporate issuers is generally settled in clearing house or next-day funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity of the notes.

Regarding the Indenture Trustee

        U.S. Bank will act as trustee under the indenture pursuant to which the notes will be issued. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. U.S. Bank may also be the trustee under the indenture pursuant to which we may issue our debt securities that will be senior indebtedness for purposes of the notes.

        Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the notes, or upon the occurrence of a default under another indenture under which U.S. Bank serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

        U.S. Bancorp Investments, Inc., an affiliate of the trustee, is acting as co-manager for this offering.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain United States federal income tax considerations with respect to the acquisition, ownership and disposition of the notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all potential tax considerations. This summary is based upon the United States Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations (the "Regulations") promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and to differing interpretations, which could result in U.S. federal income tax considerations different from those described below. This summary is limited to the tax considerations with respect to notes that are purchased by an initial holder at their original issue price for cash and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the notes.

        We intend, and by acquiring any notes each holder of a note will agree, to treat the notes as indebtedness for United States federal income tax purposes, and this summary assumes such treatment.

        This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders that may be subject to special tax rules, such as, for example:

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  banks, insurance companies or other financial institutions;

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  brokers and-dealers in securities;

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  traders in securities that elect mark-to-market method of accounting for their securities;

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  insurance companies;

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  partnerships or other pass-through entities;

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  persons who are investors in a pass-through entity holding notes;

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  tax-exempt organizations;

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  a regulated investment company;

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  real estate investment trusts;

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  "controlled foreign corporations";

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  "passive foreign investment companies";

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  certain U.S. expatriates;

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  U.S. Holders that have a functional currency other than the United States dollar; or

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  persons who hold notes as part of a straddle, hedge, conversion or other integrated financial transaction or are deemed to sell notes under the constructive sale provisions of the Code.

        In addition, this summary does not address United States federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

        THIS SUMMARY IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

        For purposes of the following summary, a "U.S. Holder" is a beneficial owner of notes that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all of its substantial decisions or if a valid election to be treated as a United States person is in effect with respect to such trust. A "Non-U.S. Holder" is a beneficial owner of notes that is (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in either case is not subject to United States federal income tax on a net-income basis on income or gain from a note.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding notes, you should consult your tax advisor.

United States Federal Income Taxation of U.S. Holders

Payments of Stated Interest

        It is expected and this discussion assumes that either the issue price of the notes will equal the stated redemption price of the notes or the notes will be issued with less than a de minimis amount of original issue discount. Accordingly, stated interest on a note will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the U.S. Holder's regular method of accounting for United States federal income tax purposes.

Disposition of the Notes

        Upon the sale, exchange or other taxable disposition of a note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except to the extent attributable to accrued but unpaid interest not previously included in income, which is treated as interest as described above) and (ii) such holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such holder. Any gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the note is more than one year. Long-term capital gain of non-corporate U.S. Holders is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Tax on Net Investment Income

        In addition any payments of interest on or capital gains earned from the sale, exchange, or other taxable disposition of the notes may be subject to the 3.8% tax on net investment income for certain U.S. Holders who are individuals, estates, or trusts. U.S. Holders should consult their own tax advisors regarding the implications of the net investment income tax in their particular circumstances.

Backup Withholding and Information Reporting

        For each calendar year in which the notes are outstanding, we generally are required to provide the IRS with certain information, including the beneficial owner's name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

        In the event that a U.S. Holder subject to the reporting requirements described above fails to provide its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, we, our agent or paying agents, or a broker may be required to "backup" withhold at the applicable statutory rate on each payment on the notes and on the proceeds from a sale of the notes. The backup withholding obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

        Backup withholding is not an additional tax and may generally be refunded or credited against the U.S. Holder's United States federal income tax liability, provided that the required information is timely furnished to the IRS.

        U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for establishing such exemption, if applicable.

United States Federal Income Taxation of Non-U.S. Holders

Payments of Interest

        The gross amount of payments to a Non-U.S. Holder of interest that does not qualify for the portfolio interest exemption and that is not effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment of such Non-U.S. Holder in the United States) will be subject to U.S. withholding tax at the rate of 30% unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax. The 30% United States federal withholding tax will not apply to any payment to a Non-U.S. Holder of interest on a note under the "portfolio interest exemption" provided that:

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a "controlled foreign corporation" that, for United States federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us; and

  •
  either (a) the beneficial owner of the notes certifies on IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable or successor form), under penalties of perjury, that it is not a "U.S. person" (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the notes on behalf of the beneficial owner certifies to us or our agent, under penalties of perjury, that a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable or successor form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes us with a copy thereof.

        If a Non-U.S. Holder is engaged in a trade or business in the United States and interest paid on the note constitutes income that is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of that Non-U.S. Holder), or U.S. trade or Business Income, such interest will be taxed on a net basis at regular graduated U.S. income tax rates rather than 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. Trade or Business Income may also be subject to the branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

        To claim the benefit of a tax treaty exemption from or reduction in withholding, or to claim exemption from withholding because the income is U.S. Trade or Business Income, a Non-U.S. Holder must provide a properly executed IRS Form W-8BEN, W-8BEN-E or W-8ECI (or such successor forms as the IRS designates), as applicable. The Non-U.S. Holder must provide the form to its withholding agent. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of an income tax treaty may be required in certain instances to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Disposition of the Notes

        No withholding of United States federal income tax will generally be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange or other disposition of a note (except to the extent such income is attributable to accrued but unpaid interest, which will be treated as interest as described above under "—United States Federal Income Taxation of Non-U.S. Holders—Payments of Interest").

        Except with respect to accrued and unpaid interest, a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a note unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or such gain or income is effectively connected with a United States trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of the beneficial owner maintained in the United States). Accrued and unpaid interest realized on a sale, exchange or other disposition of a note will be treated as discussed under "—United States Federal Income Taxation of Non-U.S. Holders—Payments of Interest."

Backup Withholding and Information Reporting

        United States backup withholding will not apply to payments of interest on a note or proceeds from the sale or other disposition of a note payable to a Non-U.S. Holder if the certification described in "—United States Federal Income Taxation of Non-U.S. Holders—Payments of Interest" is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that such holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting still may apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's United States federal income tax liability, provided that the required information is timely furnished to the IRS.

        Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

Withholding on Foreign Accounts

        Legislation known as the Foreign Account Tax Compliance Act ("FATCA") and guidance issued thereunder imposes a withholding tax at a rate of 30% on U.S.-source interest and, beginning after December 31, 2016, on sales or redemption proceeds paid to (i) "foreign financial institutions" (as defined for this purpose) unless the institution (a) is located in a jurisdiction that has entered into an intergovernmental agreement with the United States, (b) enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (c) meets other exemptions or (ii) a foreign entity that is not a financial institution, unless the entity (x) is located in a jurisdiction that has entered into an intergovernmental agreement with the United States, (y) provides the withholding agent with a certification identifying the substantial U.S. owners of the entity (as defined for this purpose) or (z) meets other exemptions. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution may under certain circumstances be eligible for a refund or credit of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in the notes.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes, holding and, to the extent relevant, disposition of notes by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975 of the Code, including an individual retirement account ("IRA") or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws") and any entity whose underlying assets include "plan assets" by reason of any such employee benefit or retirement plan's investment in such entity (each of which we refer to as a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

        In considering the acquisition, holding and, to the extent relevant, disposition of notes with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain "disqualified persons," within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

        The underwriters, the Company or their respective affiliates may be parties in interest or disqualified persons with respect to ERISA Plans and the acquisition and/or holding of notes by an ERISA Plan with respect to which the issuer, the underwriters or a guarantor (or certain of our or their affiliates) is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the "service provider exemption," from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the notes are acquired by a purchaser or transferee, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

        Because of the foregoing, the notes should not be acquired or held by any person investing "plan assets" of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

Representation

        Each purchaser, transferee and holder of notes will be deemed to have represented and warranted that either (i) it is not a Plan and no portion of the assets used to acquire or hold the notes constitutes assets of any Plan or (ii) the purchase and holding of a note will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes. The acquisition and holding of notes by any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular plan, or that such an investment is appropriate for Plans generally or any particular Plan.

 UNDERWRITING

        We have entered into an underwriting agreement with Sterne, Agee & Leach, Inc. and Sandler O'Neill & Partners, L.P., as representatives of the underwriters named below, with respect to the notes being offered pursuant to this prospectus supplement. Subject to certain conditions, each underwriter has agreed, severally but not jointly, to purchase the aggregate principal amount of notes in this offering set forth next to its name in the following table:

Underwriters	Amount of Securities
Sterne, Agee & Leach, Inc.	$37,500,000
Sandler O'Neill & Partners, L.P.	30,000,000
U.S. Bancorp Investments, Inc.	7,500,000
Total	$75,000,000

        The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus supplement, other than those covered by overallotment transactions described below, if any of these notes are purchased.

        Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. If all the notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

Discounts, Commissions and Expenses

        The following table shows the per note and total underwriting discounts and commissions we will pay the underwriters:

Per note	1.125%
Total	$843,750

        In addition, we estimate that our share of the total expenses of this offering and the directed notes program, excluding underwriting discounts and commissions, will be approximately $420,000, which expenses are payable by us.

Indemnification

        We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of these liabilities.

No Public Trading Market

        There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on an automated dealer quotationsystem. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time, or that the price you receive when you sell will be favorable.

Directed Notes Program

        The underwriters have reserved out of the notes being offered by this prospectus supplement notes for sale at the public offering price to our officers and directors who have expressed an interest in purchasing our notes in the offering. The amount of notes available for sale to the general public in the offering will be reduced to the extent these persons purchase the reserved notes. Any reserved notes not so purchased will be offered by the underwriters to the general public on the same terms as the other notes.

Stabilization

        In connection with this offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing, or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or syndicate covering transactions. Stabilizing transactions and syndicate covering transactions, and together with the imposition of a penalty bid, may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Electronic Distribution

        This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by one or more of the underwriters or by their affiliates.

        Other than the prospectus supplement and the accompanying base prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriters or any of their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacities as underwriters and should not be relied on by investors.

Our Relationships with the Underwriters

        The underwriters and their affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates, They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        US Bancorp Investments, Inc., a co-manager for this offering, is an affiliate of the trustee.

Other Matters

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

VALIDITY OF THE NOTES

        The validity of the notes will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the underwriters by Hogan Lovells US LLP, Washington, D.C.

EXPERTS

        The consolidated financial statements of Brookline Bancorp, Inc. appearing in Brookline Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013 and the effectiveness of Brookline Bancorp, Inc.'s internal control over financial reporting as of December 31, 2013, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and Brookline Bancorp, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$200,000,000

Brookline Bancorp, Inc.

Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants
Depositary Shares
Stock Purchase Contracts
Units

        We may offer and sell from time to time, separately or together, in multiple series or in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase contracts and units, up to a maximum aggregate offering price of $200,000,000.

        We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

        This prospectus provides you with a general description of the securities that we may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities and sale and may add to or update the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

        Our common stock is traded on the NASDAQ Global Select Market, or "NASDAQ," under the trading symbol "BRKL." The last reported sale price of the common stock on August 1, 2014 was $9.00 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

        Investing in our securities involves risks. See "Risk Factors" on page 4.

        The offered securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is August 14, 2014.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus, in any related prospectus and in information incorporated by reference into this prospectus and any related prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. These statements include, among others, statements regarding our intent, belief or expectations with respect to economic conditions, trends affecting our financial condition or results of operations, and our exposure to market, liquidity, interest-rate and credit risk. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond our control.

        Forward-looking statements are based on the current assumptions underlying the statements and other information with respect to the beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions of management and the financial condition, results of operations, future performance and business are only expectations of future results. Although we believe that the expectations reflected in our forward-looking statements are reasonable, our actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets; changes in interest rates; competitive pressures from other financial institutions; the effects of continued weakness in general economic conditions on a national basis or in the local markets in which we operate, including changes which adversely affect borrowers' ability to service and repay their loans and leases; changes in the value of securities and other assets in our investment portfolio; changes in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses; deposit levels necessitating increased borrowing to fund loans and investments; changes in government regulation; the risk that goodwill and intangibles recorded in our financial statements will become impaired; and changes in assumptions used in making such forward-looking statements, as well as the other risks and uncertainties detailed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings that are incorporated herein by reference. Forward-looking statements speak only as of the date on which they are made. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

 PROSPECTUS SUMMARY

About This Prospectus

        This prospectus is part of a "shelf" registration statement that we have filed under the Securities Act of 1933, as amended, or the "Securities Act," with the Securities and Exchange Commission, or the "SEC." Under this shelf registration statement, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        As used in this prospectus, the terms "Brookline Bancorp," the "Company," "we," "our," and "us" refer to Brookline Bancorp, Inc. and our consolidated subsidiaries, unless the context indicates otherwise; the "Banks" refers to Brookline Bank, First Ipswich Bank and Bank Rhode Island. This prospectus includes our trademarks and other trade names identified herein. All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

About Brookline Bancorp, Inc.

        Brookline Bancorp, Inc., a Delaware corporation, operates as a multi-bank holding company for Brookline Bank and its subsidiaries, Bank Rhode Island and its subsidiaries, First Ipswich Bank and its subsidiaries, and Brookline Securities Corp.

        Brookline Bank operates 23 full-service banking offices in Brookline, Massachusetts and the greater Boston metropolitan area. Brookline Bank was established as a savings bank in 1871 under the name Brookline Savings Bank. First Ipswich Bank operates 6 full-service banking offices on the North Shore of eastern Massachusetts and in the Boston metropolitan area. Bank Rhode Island operates 18 full-service banking offices in Providence County, Kent County and Washington County, Rhode Island.

        As a commercially focused financial institution with 47 full-service banking offices throughout Greater Boston, the North Shore of Massachusetts, and Rhode Island, we, through the Banks, offer a wide range of commercial, business and retail banking services, including a full complement of cash management products, on-line banking services, consumer and residential loans and investment services designed to meet the financial needs of small- to mid-sized businesses and individuals throughout central New England. Specialty lending activities include indirect automobile loans as well as equipment financing in the New York/New Jersey metropolitan area and elsewhere.

        We focus our business efforts on growing our commercial lending businesses, both organically and through acquisitions. Our customer focus, multi-bank structure, and risk management are integral to our organic growth strategy and serve to differentiate us from our competitors. As full-service financial institutions, the Banks and their subsidiaries focus on the continued addition of well-qualified customers, the deepening of long-term banking relationships through a full complement of products and excellent customer service, and strong risk management. Our multi-bank structure retains the local-bank orientation while relieving local bank management of the responsibility for most back-office functions, which are consolidated at the holding company level. Branding and pricing remain largely local in order to better meet the needs of bank customers and further motivate the Banks' commercial, business and retail bankers.

        Our address is 131 Clarendon Street, Boston, Massachusetts 02117-9179, and the telephone number is (617) 425-4600. You can find additional information regarding Brookline Bancorp in its filings with the SEC referenced in the section of this document titled "Where You Can Find More Information."

Ratios of Earnings to Fixed Charges and Preferred Dividends/Distributions

        The following table sets forth our consolidated ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred dividends for the periods shown.

	Three Months Ended March 31, 2014
		Year Ended December 31,
		2013	2012	2011	2010	2009
Ratios of earnings to fixed charges
Including interest on deposits	3.21	2.76	2.59	2.54	2.31	1.60
Excluding interest on deposits	7.61	6.92	6.23	7.04	5.95	3.75
Ratios of earnings to fixed charges and preferred dividends
Including interest on deposits	3.21	2.76	2.59	2.54	2.31	1.60
Excluding interest on deposits	7.61	6.92	6.23	7.04	5.95	3.75

        For the purpose of computing the ratios of earnings to fixed charges, earnings represent income before income taxes and change in accounting principle, plus fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense. These ratios are presented both including and excluding interest on deposits.

RISK FACTORS

        You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Reports on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

 USE OF PROCEEDS

        Unless we otherwise specify in a supplement to this prospectus, we intend to use the net proceeds from our sale of the securities covered by this prospectus for general corporate purposes, which may include refinancing, reducing or repaying debt; investments in the Banks and our other subsidiaries as regulatory capital; financing possible investments or acquisition; expansion of the business; and investments at the holding company level.

        The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

        Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to invest the proceeds in short-term obligations.

THE SECURITIES WE MAY OFFER

        This prospectus contains a summary of the common stock, the preferred stock, the senior debt securities, the subordinated debt securities, the depositary shares, the warrants, the stock purchase contracts, and the units that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading "Where You Can Find More Information" below.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may offer senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture, as amended or supplemented from time to time, dated as of a date prior to such issuance, between us and a trustee. We will refer to any such indenture throughout this prospectus as the "senior indenture." Any subordinated debt securities will be issued under a separate indenture, as amended or supplemented from time to time, dated as of a date prior to such issuance, between us and a trustee. We will refer to any such indenture throughout this prospectus as the "subordinated indenture" and to a trustee under any senior or subordinated indenture as the "trustee." The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. We included copies of forms of the indentures as exhibits to our registration statement, of which this prospectus is a part. The following summarizes the material provisions of the indentures, but may not contain all of the information that is important to you. If you would like additional information, or if you do not fully understand a term or the way we use it in this prospectus, you should read the forms of indentures and the forms of debt securities. Except as otherwise indicated, the terms of the forms of indentures are identical. As used under this caption, the term "debt securities"

includes the debt securities being offered by this prospectus and all other debt securities we issue under the indentures.

        Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities offered in this prospectus, to participate in the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our bank subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of the subsidiary. Claims from creditors (other than us), on the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings.

General

        The indentures:

  •
  do not limit the amount of debt securities that we may issue;

  •
  allow us to issue debt securities in one or more series;

  •
  do not require us to issue all of the debt securities of a series at the same time;

  •
  allow us to reopen a series to issue additional debt securities without the consent of the debt securityholders of such series; and

  •
  provide that the debt securities may be secured or unsecured.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "—Subordination" and in the applicable prospectus supplement.

        Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustees with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        The prospectus supplement for each offering will provide the following terms, where applicable:

  •
  the title of the debt securities and whether they are senior or subordinated;

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  the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

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  the price at which the debt securities will be issued, expressed as a percentage of the principal;

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  the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

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  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

  •
  the fixed or variable interest rate or rates at which the debt securities will bear interest, if any, or the method by which the interest rate or rates is determined;

  •
  the date or dates, or the method for determining the date or dates, from which interest will accrue;

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  the dates on which interest will be payable;

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  the record dates for interest payment dates, or the method by which we will determine those dates;

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  the persons to whom interest will be payable;

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  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

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  the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

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  where the debt securities may be surrendered for registration of transfer or exchange;

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  where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

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  the times, prices and other terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

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  the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

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  if other than denominations of $1,000 or an even multiple of $1,000, the denominations in which the debt securities will be issued;

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  whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

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  whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

  •
  if less than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon a declaration of the acceleration of the maturity of such debt securities;

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  whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

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  any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

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  whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

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  the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

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  the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

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  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

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  whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

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  the circumstances, if any, in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

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  any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

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  the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

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  any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable; and

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  any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

        We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We will refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the federal income tax consequences and other relevant considerations applicable to original issue discount securities.

        Except as described under "—Merger, Consolidation or Sale of Assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us or any of our affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

        Neither governing law, nor our governing instruments, define the term "substantially all" as it relates to the sale of assets. Consequently, to determine whether a sale of "substantially all" of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

Payment

        Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period we hold the funds.

Registration and Transfer

        Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

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  exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

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  surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

        Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but either the trustee or we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

        Neither we nor any trustee shall be required to:

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  issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

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  register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

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  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

        The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

  •
  either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

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  after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

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  an officers' certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

        Below is a summary of certain covenants we are required to observe under the indentures.

        Payment of Principal, Premium and Interest.    The indentures require us, with respect to each series of debt securities, to duly and punctually pay the principal of (and premium or make-whole amounts, if any) and interest on the debt securities of that series in accordance with the terms of the debt securities and the applicable indenture.

        Existence.    Except as permitted under "—Merger, Consolidation or Sale of Assets," the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

        Payment of Taxes and Other Claims.    The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries' income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    The indentures require us to file with the trustee, within 15 days of each of the respective dates by which we file with the SEC, copies of the annual reports, quarterly reports, documents and other reports which the we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

        Additional Covenants.    The indentures include certain other covenants, including covenants requiring us to maintain our property in good condition and hold money for payment on the debt securities in trust for holders under certain circumstances. Additionally, the applicable prospectus supplement will set forth any other covenants applicable to us under any series of debt securities.

Events of Default, Notice and Waiver

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities, we mean:

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  default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

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  default in the payment of principal of (or any premium or make-whole amount, if any, on) any debt security of such series at its maturity;

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  default in deposit of any sinking fund payment as required for any debt security of such series;

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  default in the performance or breach of any of our covenants or warranties contained in the applicable indenture continuing for 60 days after written notice to us as provided in the applicable indenture;

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  a default under any indenture or instrument under which there may be issued, secured or evidenced any existing or later created indebtedness for money we or any of our subsidiaries borrowed in an aggregate principal amount outstanding of at least $30,000,000, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to us specifying such default;

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  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our significant subsidiary; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        When we use the term "significant subsidiary," we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

        If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

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  we have paid or deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

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  all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

        The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

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  in the payment of the principal, any premium (or make-whole amount) or interest; or

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  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

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  in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

        The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

        The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

        The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

  •
  is in conflict with any law or the applicable indenture;

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  may involve the trustee in personal liability; or

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  may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

        We may modify and amend the indentures only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under the applicable indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

  •
  reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

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  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

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  change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

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  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

        We and the trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under such indenture;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

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  to add events of default for the benefit of the holders of all or any series of debt securities;

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  to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

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  to secure the debt securities;

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  to establish the form or terms of debt securities of any series;

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  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

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  to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture;

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  to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series; and

  •
  to make provisions with respect to holders' rights of conversion with respect to any series of debt securities.

Voting

        The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

  •
  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

  •
  debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

  •
  either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium (or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

  •
  we have paid or caused to be paid all other sums payable; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating that the conditions to discharging the debt securities have been satisfied.

        Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

  •
  to defease and be discharged from any and all obligations with respect to such debt securities; or

  •
  to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

        Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

        The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.

        When we use the term "government obligations," we mean securities that are:

  •
  direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depositary receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depositary receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (b) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

        When we use the term "conversion event," we mean no longer using:

  •
  a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

  •
  the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

  •
  any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium (or make-whole amount) and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event that (a) we effect covenant defeasance with respect to any debt securities and (b) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include our obligation, if any, to permit the conversion of the debt securities of such series into our common stock or preferred stock, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price, any applicable limitations on the ownership or transferability of common stock or preferred stock receivable on conversion, and any requirements relative to the reservation of such shares for purposes of conversion.

        Unless otherwise provided in the applicable prospectus supplement, the holder of debt securities convertible into our common stock will have the right, exercisable at any time during the time period specified in the prospectus supplement, unless previously redeemed, to convert convertible debt securities into shares of common stock as specified in the prospectus supplement, at the conversion rate per principal amount set forth in the prospectus supplement. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the business day immediately preceding the redemption date, unless we default in making the payment due upon redemption, in which case such conversion right shall terminate on the date we cure such default.

        Unless otherwise provided in the applicable prospectus supplement, for each series of convertible debt securities, the conversion price will be subject to adjustments as a result of:

  •
  the payment or making of a dividend or distribution on our common stock exclusively in common stock or on any other class of capital stock, which dividend or distribution includes common stock of our company;

  •
  the issuance to all holders of common stock of rights or warrants entitling holders to subscribe for or purchase shares of common stock at a price per share less than the current market price per share;

  •
  subdivisions and combinations of common stock; and

  •
  the distribution to all holders of common stock of:

  •
  evidences of our indebtedness;

  •
  shares of our capital stock other than common stock or assets other than cash dividends paid from current or retained earnings; or

  •
  certain other subscription rights or warrants other than those referred to above.

        In any event, no adjustment of the conversion price will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price. We will not issue any fractional shares of common stock upon conversion, but instead, we will pay a cash adjustment.

Subordination

        Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

        Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of us and our subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

        The term "senior debt" will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

        No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

        If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

DESCRIPTION OF COMMON STOCK

        The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our certificate of incorporation and bylaws and the Delaware General Corporation Law. The certificate of incorporation and bylaws are incorporated by reference into this prospectus, and the following summary is qualified in its entirety by reference to such documents.

General

        Under our certificate of incorporation, we have authority, without further shareholder action, to provide for the issuance of up to 200,000,000 shares of common stock, par value $0.01 per share. We may amend our charter from time to time to increase the number of authorized shares of common stock. Any such amendment would require the approval of the majority of the votes entitled to be cast in respect of such capital stock.

        As of August 1, 2014, we had 70,015,431 shares of common stock issued and outstanding. Our common stock is listed on NASDAQ under the symbol "BRKL."

        We may issue common stock from time to time. Our Board of Directors must approve the amount of stock we sell and the price for which it is sold. Holders of our common stock do not have any preferential rights or preemptive rights to buy or subscribe for capital stock or other securities that we may issue. Our common stock does not have any redemption or sinking fund provisions or any conversion rights.

Dividends

        Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock will be entitled to receive dividends, if and when they are authorized and declared by our Board of Directors, out of assets that we may legally use to pay dividends. Our ability to pay dividends on our common stock depends primarily upon the ability of our subsidiaries, including the Banks, to pay dividends or otherwise transfer funds to us, and is subject to policies established by the Board of Governors of the Federal Reserve System and Massachusetts banking law.

        In the event we are liquidated, dissolved or our affairs are wound up, and subject to the preferential rights of any other class or series of stock, holders of shares of our common stock are entitled to receive, in cash or in kind, in proportion to their holdings, the assets that we may legally use to pay distributions after we pay or make adequate provision for all of our debts and liabilities.

Voting Rights

        Holders of our common stock have exclusive voting rights in Brookline Bancorp, Inc. They elect our Board of Directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Subject to the provisions of our certificate of incorporation regarding excess stock, each holder of common stock is entitled to one vote per share. There is no cumulative voting in the election of directors.

        Under our certificate of incorporation, in no event shall any record owner of any outstanding Brookline Bancorp, Inc. common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then-outstanding shares of Brookline Bancorp, Inc. common stock, be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. The number of votes which may be cast by any record owner by virtue of the provisions in the certificate of incorporation in respect of Brookline Bancorp, Inc. common stock beneficially owned by such person owning shares in excess of the 10% limit shall be a number equal to the total number of votes which a single record owner of all Brookline Bancorp, Inc. common stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Brookline Bancorp, Inc. common stock beneficially owned by such person owning shares in excess of the 10% limit.

        All matters to be voted on by stockholders, other than a contested election of directors, must be approved by a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock. In contested elections of directors, which generally will include any situation in which Brookline Bancorp, Inc. receives a notice that a stockholder has nominated a person for election to the Board of Directors at a meeting of the stockholders of Brookline Bancorp, Inc. that is not withdrawn on or before the tenth day before Brookline Bancorp, Inc. first mails its notice for such meeting to its stockholders, a plurality voting standard will apply.

Transfer Agent

        The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, New York, New York.

Preferred Stock

        Under our certificate of incorporation, we have authority to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share.

        We may issue preferred stock from time to time, in one or more series, as authorized by our Board of Directors. Prior to issuance of shares of each series, the Board of Directors of Brookline Bancorp, Inc. is required by the Delaware General Corporation Law and the certificate of incorporation to fix for each series, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Delaware law. The Board of Directors of Brookline Bancorp, Inc. could authorize the issuance of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of Brookline Bancorp, Inc. common stock might believe to be in their best interests or in which holders of some, or a majority, of Brookline Bancorp, Inc. common stock might receive a premium for their shares over the then market price of Brookline Bancorp, Inc. common stock.

DESCRIPTION OF PREFERRED STOCK

        This section describes the general terms and provisions of shares of Brookline Bancorp, Inc.'s preferred stock that we may offer by this prospectus. Brookline Bancorp, Inc. may issue preferred stock in one or more series; each series of preferred stock will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the series of any preferred stock offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to those shares of preferred stock. This summary of terms is not complete. For additional information before you buy any preferred stock you should read the certificate of incorporation and bylaws of Brookline Bancorp, Inc. that are in effect on the date that we offer any preferred stock, as well as any applicable amendment to our certificate of incorporation designating the terms of a series of preferred stock.

General

        Under our certificate of incorporation, we have authority to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share. Prior to issuing shares of preferred stock of a particular series, our Board of Directors will determine or fix the terms of that series of preferred stock, as described below.

        When we issue shares of preferred stock, they will be fully paid and nonassessable. This means the full purchase price for the outstanding preferred stock will be paid at issuance and that the purchasers of shares of preferred stock will not be required later to pay us any additional consideration for those shares. The preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future. This means that the purchasers of shares of preferred stock will not receive any rights, as a holder of preferred stock, to buy any portion of the securities which we may issue in the future. Because our Board of Directors has the power to establish the preferences and rights of each class or series of preferred stock, our Board of Directors may grant the holders of any series or class of preferred stock preferences, powers, and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance or possibility of issuance of preferred stock could have the effect of delaying or preventing a change in control of our company.

Terms

        You should refer to the prospectus supplement relating to the offering of a class or series of preferred stock or the certificate of designations designating the class or series of preferred stock for the specific terms of that class or series, including:

  •
  the distinctive class or serial designation and the number of shares constituting such class or series;

  •
  the dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

  •
  the voting powers, full or limited, if any, of the shares of such class or series;

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  whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

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  the amount or amounts payable upon the shares of such class or series and any preferences applicable thereto in the event of our voluntary or involuntary liquidation, dissolution or winding up;

  •
  whether the shares of such class or series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

  •
  whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of our stock and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

  •
  the price or other consideration for which the shares of such class or series shall be issued;

  •
  whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of undesignated preferred stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

  •
  such other powers, preferences, rights, qualifications, limitations and restrictions thereof as our Board of Directors may deem advisable.

Transfer Agent

        The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes the general terms and provisions of the depositary shares offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of depositary shares. You should read the particular terms of any depositary shares we offer in any prospectus supplement, together with the more detailed form of deposit agreement, including the form of depositary receipt relating to the depositary shares, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the depositary shares being offered.

General

        We may offer fractional, rather than full shares of preferred stock. If we exercise this option, we will provide for the issuance by a depositary to the public of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be stated in the applicable prospectus supplement relating to a particular series of the preferred stock) in a share of a particular series of the preferred stock.

        We will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or trust company selected by us, known as a depositary, having its principal office in the United States. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. These rights include any dividend, voting, redemption, conversion and liquidation rights.

        While the final depositary receipts are being prepared, we may order the depositary, in writing, to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. This will entitle the holders to all the rights relating to the final depositary receipts. Final depositary receipts will be prepared without unreasonable delay, and the holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Withdrawal of Preferred Stock

        If you surrender depositary receipts at the principal corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), you are entitled to receive at that office, should you so request, the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver a number of depositary receipts evidencing a number of depositary shares that represent more than a whole number of depositary shares of preferred stock to be withdrawn, the depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of preferred stock will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary shares in exchange for those withdrawn shares of preferred stock. We cannot assure you that a market will exist for the withdrawn preferred stock.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received for the preferred stock (less any taxes required to be withheld) to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares that the holders own on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum that the depositary receives for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to it, unless the depositary determines that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

        The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to holders of depositary shares.

Conversion and Exchange

        Unless the applicable prospectus supplement indicates otherwise, the series of preferred stock underlying the depositary shares will not be convertible or exchangeable into any other class or series of our capital stock.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, we will redeem the depositary shares from the redemption proceeds received by the depositary, in whole or in part, on the series of preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. When we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the redemption will be made in a manner that our Board of Directors decides is equitable.

        From and after the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of depositary shares will cease, except the right to receive money or property that the holders of the depositary shares were entitled to receive on redemption. The payments will be made when holders surrender their depositary receipts to the depositary.

Voting

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary on how the preferred stock underlying the holder's depositary shares should be voted. The depositary will try, if practicable, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received, and we will take all action that the depositary may consider necessary to enable the depositary to do so. The depositary will not vote any preferred stock if it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.

Amendment and Termination of the Deposit Agreement

        Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. A deposit agreement may be terminated by either the depositary or us only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

  •
  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will be effective when a successor depositary is appointed, and when the successor accepts the appointment. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States, and having a combined capital and surplus of at least $50 million.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock.

        Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of the duties described in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to the depositary and us. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock and debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference in the registration statement of which this prospectus forms a part.

        This section describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate. The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.

General

        The applicable prospectus supplement will describe the terms of the warrants and applicable warrant agreement, including the following, where applicable:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;

  •
  the designation and terms of the debt securities, common stock or preferred stock, if any, purchasable upon exercise of the warrants;

  •
  the designation and terms of the debt securities, common stock or preferred stock, if any, with which the warrants are issued and the number of warrants issued with each of these securities;

  •
  the date after which the warrants and any debt securities, common stock or preferred stock, if any, issued with the warrants will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;

  •
  the dates on which the right to exercise the warrants begins and expires;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information with respect to any book-entry procedures;

  •
  the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

  •
  a discussion of certain United States federal income tax considerations;

  •
  any anti-dilution provisions of the warrants;

  •
  any redemption or call provisions applicable to the warrants;

  •
  whether the warrants are to be sold separately or with other securities as parts of units; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders' obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

        The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units; and

  •
  whether the units will be issued in fully registered or global form.

        The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading "Where You Can Find More Information" below.

PLAN OF DISTRIBUTION

        We may sell the securities in any one or more of the following ways:

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  directly to investors, including through a specific bidding, auction or other process;

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  to investors through agents;

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  directly to agents;

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  to or through brokers or dealers;

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  to the public through underwriting syndicates led by one or more managing underwriters;

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  to one or more underwriters acting alone for resale to investors or to the public; and

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  through a combination of any such methods of sale.

        Our common stock or preferred stock may be issued upon conversion of debt securities or our preferred stock or in exchange for our debt securities. Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

        If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

        Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        Any of the prices may represent a discount from the then prevailing market prices.

        In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

        The applicable prospectus supplement will, where applicable:

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  identify any such underwriter, dealer or agent;

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  describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

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  describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

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  identify the amounts underwritten; and

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  identify the nature of the underwriter's or underwriters' obligation to take the securities.

        Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on NASDAQ. Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

        The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

        We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

        Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

        If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

        The validity of the securities we are offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Brookline Bancorp, Inc. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 0-23695. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (1) on or after the date of filing of the registration containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents:

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  Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 3, 2014;

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  Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed on May 9, 2014;

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  Current Reports on Form 8-K, filed on March 19, 2014; May 7, 2014; and May 9, 2014;

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  Portions of our Proxy Statement filed on April 7, 2014 that have been incorporated by reference into our Annual Report on Form 10-K; and

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  The description of our common stock contained in our registration statement on Form 8-A, filed on July 3, 2002, including any amendment or report filed for the purpose of updating such description.

        You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02117-9179, Attention: Corporate Secretary. Our telephone number is (617) 425-4600.

        This prospectus is part of a registration statement we filed with the SEC. We have incorporated into this registration statement exhibits. You should read the exhibits carefully for provisions that may be important to you.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

        Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement under the Securities Act that registers the offer and sale of the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov and on our website at www.brooklinebank.com. We have included the SEC's web address and our web address as inactive textual references only. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus.

        We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Common Stock." We will furnish a full statement of the relative rights and preferences of each class or series of our stock that has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to: Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02117-9179, Attention: Corporate Secretary.

$75,000,000

6.000% Fixed-to-Floating Rate Subordinated Notes due September 15, 2029

Prospectus Supplement

STERNE AGEE	SANDLER O'NEILL + PARTNERS, L.P.
US BANCORP